Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126175) of Worthington Industries, Inc. of our report dated June 19, 2006 relating to the financial statements and supplemental schedule of the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan, which appears in this Form 11-K.
/s/ McCrory & McDowell LLC
Pittsburgh, Pennsylvania
June 28, 2006

15